Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated as of November 18, 2009, is entered into by and among CONTINENTAL MATERIALS CORPORATION, a Delaware corporation (the “Company”), the financial institutions that are or may from time to time become parties to the Credit Agreement referenced below (together with their respective successors and assigns, the “Lenders” and each, a “Lender”) and THE PRIVATEBANK AND TRUST COMPANY, an Illinois state chartered bank as Administrative Agent for each Lender (the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement referenced below.

WHEREAS, the Lender previously made available to the Company a credit facility pursuant to the terms and conditions of that certain Credit Agreement, dated as of April 16, 2009, by and among the Company, the Lender and the Administrative Agent (as amended, restated or supplemented from time to time, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lender previously (i) made available to the Company a revolving credit facility in the amount of $20,000,000 and (ii) funded a term loan in the original principal amount of $10,000,000;

WHEREAS, the parties to this Amendment desire to amend the Credit Agreement to, among other things, (i) reduce the Revolving Commitment to $15,000,000, (ii) modify the definition of Adjusted EBITDA to exclude the operating results of discontinued operations (profit or loss), (iii) modify the definition of Borrowing Base to reduce the inventory cap from $10,000,000 to $7,500,000, (iv) increase the Non-Use Fee Rate from 0.250% to 0.375%, (v) modify the minimum Adjusted EBITDA requirements, and (vi) modify the calculation of the Fixed Charge Coverage Ratio for the Computation Period ending June 30, 2010, in each case, all on the terms and conditions set forth herein; and

WHEREAS, as of the date of this Amendment, there exists an Event of Default under and as defined in the Credit Agreement as a result of the Company’s failure to comply with the minimum Adjusted EBITDA requirement in Section 13.1.1 of the Credit Agreement for the period ended September 30, 2009 (the “Existing Covenant Default”).

NOW, THEREFORE, in consideration of the premises, to induce the Lender and Administrative Agent to enter into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the parties hereto as follows:

Section 1.  Incorporation of Recitals.  The foregoing recitals are hereby incorporated into and made a part of this Amendment.

Section 2.  Amendment of the Credit Agreement.  It is hereby agreed and understood that, subject to the complete fulfillment and performance of the conditions precedent set forth in Section 6 of this Amendment, the Credit Agreement is hereby amended and modified as follows:

A.                                   Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended as follows:

(1)                                  The definition of “Adjusted EBITDA” is hereby deleted in its entirety and replaced with the following:

“Adjusted EBITDA means EBITDA for the applicable Computation Period plus any gains from Asset Dispositions, any extraordinary gains and any gains from discontinued operations (in each case, any gains shall be net of all costs and expenses incurred in connection therewith and such gains shall only be included to the extent such gains were subtracted in the calculation of EBITDA).  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the calculation of Adjusted EBITDA shall exclude the operating results of discontinued operations (profit or loss).”

(2)                                  The inventory cap (originally set at $10,000,000) contained in the definition of “Borrowing Base” is hereby reduced to $7,500,000.

(3)                                  The Non-Use Fee Rate (originally set at 0.250%) contained in the definition of “Applicable Margin” is hereby deleted in its entirety and replaced with 0.375%.

(4)                                  The definition of “Revolving Commitment” is hereby deleted in its entirety and replaced with the following:

“Revolving Commitment means $15,000,000, as reduced from time to time pursuant to Section 6.1.”

B.                                     Section 11.13.1.  Section 11.13.1 (Minimum Adjusted EBITDA) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“11.13.1      Minimum Adjusted EBITDA.  Not permit Adjusted EBITDA for any Computation Period to be less than the applicable amount set forth below for such Computation Period:

Computation Period Ending	Adjusted EBITDA

June 30, 2009	$7,500,000

September 30, 2009	$8,150,000

December 31, 2009	$4,500,000

March 31, 2010	$4,000,000

June 30, 2010	$3,250,000

September 30, 2010	$5,250,000

December 31, 2010 and each Fiscal Quarter end thereafter	$6,500,000	”

C.                                     Section 11.13.2.  Section 11.13.2 (Minimum Fixed Charge Coverage Ratio) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“11.13.2      Minimum Fixed Charge Coverage Ratio.  Not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than 1.30 to 1.00 for such Computation Period.  Notwithstanding the foregoing, the Fixed Charge Coverage Ratio (and each of the components thereof) for the Computation Period ending June 30, 2010 will be calculated on a year-to-date basis (as opposed to a trailing twelve month basis).”

Section 3.  Waiver.  It is hereby agreed and understood that, subject to the complete fulfillment and performance of the conditions precedent set forth in Section 6 of this Amendment, the Lender hereby waives the Existing Covenant Default and all of its rights and remedies with respect to the Existing Covenant Default.  The waiver hereunder will not in any way operate as (i) an amendment or modification of the Credit Agreement or any related agreement, (ii) a waiver of repayment by the Company of any portion of the outstanding Obligations under the Credit Agreement, or (iii) a waiver of, or consent with respect to, any existing or future Event of Default, or a waiver or abandonment to any right or remedy available to the Lender with respect to any such Event of Default, all of which rights are reserved.

Section 4.  Revolving Loan Note and Term Loan Note.  It is hereby agreed and understood that the Revolving Loan Note and the Term Loan Note remain in full force and effect and that the Obligations evidenced thereby remain due and payable on the terms set forth therein and in the Credit Agreement, except that the face amount of the Revolving Loan Note shall be reduced from $20,000,000 to $15,000,000 upon the effectiveness of this Amendment.  The Revolving Loan Note shall be deemed amended to reflect such reduction upon the effectiveness of this Amendment.

Section 5.  Amendment of the Loan Documents.  It is hereby agreed and understood by the Lender and the Company that, subject to the complete fulfillment and performance of the conditions precedent set forth in Section 6 of this Amendment and effective as of the effective date of this Amendment, each reference to the Credit Agreement, the Revolving Loan, the Term Loan, the Revolving Loan Note, the Term Loan Note, and/or any other defined terms or any Loan Documents in any Loan Documents shall be deemed to be a reference to any such defined terms or such agreements as such terms or agreements are amended or modified by this Amendment.  Any breach of any representation, warranty, covenant or agreement contained in this Amendment shall be deemed to be an Event of Default for all purposes of the Credit Agreement.

Section 6.  Conditions Precedent.  The effectiveness of this Amendment and the obligations of the Lender hereunder are subject to the satisfaction, or waiver by the Lender, of the following conditions precedent on or before the date hereof (unless otherwise provided or agreed to by the Lender) in addition to the conditions precedent specified in Section 12.2 of the Credit Agreement:

A.                                   The Company shall have (i) paid to the Lender a waiver and amendment fee of $20,000, and (ii) paid and/or reimbursed all reasonable fees, costs and expenses relating to this Amendment and owed to the Lender pursuant to the Credit Agreement in connection with this Amendment.

B.                                     The Company shall have delivered, or caused to be delivered, original fully completed, dated and executed originals of (i) this Amendment, and (ii) such other certificates, instruments, agreements or documents as the Lender may reasonably request (each of the foregoing certificates, instruments, agreements and documents described in this Section 6(B) (other than this Amendment) which constitute Loan Documents are hereinafter referred to collectively as the “Other Documents”).

C.                                     The following statements shall be true and correct and the Company, by executing and delivering this Amendment to the Lender and the Administrative Agent, hereby certifies that the following statements are true and correct as of the date hereof:

(1)                                  Other than as expressly contemplated by this Amendment, since the date of the most recent financial statements furnished by the Company to the Lender (which financial statements were true and correct in all material respects and otherwise conformed to the requirements set forth in the Credit Agreement for such financial statements), there shall have been no change which has had or will have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of the Loan Parties taken as a whole;

(2)                                  The representations and warranties of the Company set forth in the Credit Agreement and the other Loan Documents (as amended by this Amendment) are true and correct in all respects on and as of the date of this Amendment with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and no Unmatured Event of Default or Event of Default (other than the Existing Covenant Default waived in this Amendment) has occurred and is continuing; and

(3)                                  No consents, licenses or approvals are required in connection with the execution, delivery and performance by the Company of this Amendment or the Other Documents or the validity or enforceability against the Company of this

Amendment or the Other Documents which have not been obtained and delivered to the Lender.

Section 7.  Miscellaneous.

A.                                   Except as expressly amended and modified by this Amendment, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect in accordance with the terms thereof.

B.                                     This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

C.                                     This Amendment shall be construed in accordance with and governed by the internal laws, and not the laws of conflict, of the State of Illinois.

D.                                    The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be duly executed as of the day and year first above written.

COMPANY:

CONTINENTAL MATERIALS CORPORATION

By:	/s/ Joseph J Sum
Joseph J. Sum
Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDER:

THE PRIVATEBANK AND TRUST COMPANY

By:	/s/ Steven M. Cohen
Steven M. Cohen
Managing Director & Senior Vice President

ACKNOWLEDGMENT, AGREEMENT, CONSENT

AND REAFFIRMATION OF LOAN PARTIES

Each of the undersigned Loan Parties, for good and valuable consideration, receipt of which is hereby acknowledged:  (a) hereby acknowledges receipt of a copy of the foregoing Amendment, acknowledges that such Loan Party has read and reviewed the terms thereof, and acknowledges that such Loan Party has been afforded an adequate opportunity to have the foregoing Amendment reviewed by such Loan Party’s counsel; (b) hereby consents to the terms and conditions of the foregoing Amendment; and (c) hereby acknowledges and agrees that such Loan Party’s duties, obligations and liabilities to the Administrative Agent and/or the Lender under the Guaranty and Collateral Agreement shall be continuing and shall remain in full force and effect against such Loan Party irrespective of the amendments to the Credit Agreement contained in the foregoing Amendment or any other amendments or modifications to any of the other Loan Documents.

In addition to the foregoing, each of the undersigned Loan Parties (i) hereby ratifies, reaffirms and confirms its pledge, hypothecation, and grant of a continuing lien and first priority security interest in favor of the Administrative Agent in all of the assets of such Loan Party pledged to the Administrative Agent under the Guaranty and Collateral Agreement (subject to the terms and conditions set forth therein), and (ii) hereby acknowledges that such pledge shall continue in full force and effect securing the Secured Obligations under and as defined in the Guaranty and Collateral Agreement notwithstanding the execution and delivery of the foregoing Amendment.

IN WITNESS WHEREOF, each of the undersigned Loan Parties has duly executed this Acknowledgment, Agreement, Consent and Reaffirmation of Loan Parties to the First Amendment to Credit Agreement as of November 18, 2009.

MCKINNEY DOOR AND HARDWARE, INC.

By:	/s/ Joseph J Sum
Joseph J. Sum
Treasurer

TRANSIT MIX CONCRETE CO.

By:	/s/ Joseph J Sum
Joseph J. Sum
Treasurer

TRANSIT MIX OF PUEBLO, INC.

By:	/s/ Joseph J Sum
Joseph J. Sum
Chief Financial Officer

WILLIAMS FURNACE CO.

By:	/s/ Joseph J Sum
Joseph J. Sum
Treasurer

PHOENIX MANUFACTURING, INC.

By:	/s/ Joseph J Sum
Joseph J. Sum
Treasurer

CASTLE CONCRETE COMPANY

By:	/s/ Joseph J Sum
Joseph J. Sum
Treasurer

EDENS INDUSTRIAL PARK INC.

By:	/s/ Joseph J Sum
Joseph J. Sum
Treasurer